EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning others, except to the extent that he or it knows or has reason to believe such information is inaccurate.

Dated: April 4, 2014

JAMES ROSS BYRNE

By:	/s/ James Ross Byrne
Name:	James Ross Byrne

REBECCA CLARKE BYRNE

By:	/s/ Rebecca Clarke Byrne
Name:	Rebecca Clarke Byrne

JAMES ROSS BYRNE REVOCABLE TRUST
Under Agreement dated November 21, 2013

By:	/s/ James Ross Byrne
Name:	James Ross Byrne
Trustee